EXHIBIT 23.3
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




                   REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors
Leucadia National Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 of Leucadia National Corporation and subsidiaries of our report dated February 28, 2006, with respect to the statement of financial condition, including the condensed schedule of investments, of Jefferies Partners Opportunity Fund II, LLC as of December 31, 2005, and the related statements of earnings, changes in members' equity, and cash flows for the year then ended, which report appears in the December 31, 2006, Annual Report on Form 10-K, as amended, of Leucadia National Corporation and subsidiaries incorporated by reference in the registration statement and to the reference to our firm under the heading "Experts" in the reoffer prospectus.


/s/ KPMG LLP


New York, New York
June 15, 2007